UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 1, 2022
Date of Report (Date of earliest event reported)
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WORKIVA INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36773 (Commission File Number)	47-2509828 (I.R.S. Employer Identification Number)
2900 University Blvd Ames, IA 50010 (888) 275-3125
(Address of principal executive offices and zip code)
(888) 275-3125
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.001	WK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant's Business and Operations
Item 1.01 - Entry into a Material Definitive Agreement.
On April 1, 2022, Workiva Inc., a Delaware corporation (the “Company”) entered into a definitive agreement (the “Share Purchase Agreement”) with Bimse ApS, a Danish limited company ("Bimse") and Progressisio ApS, a Danish limited company ("Progressisio," and together with Bimse, the “Sellers”), pursuant to which the Company agreed, on the terms and subject to the conditions stated therein, to acquire from the Sellers all of the issued and outstanding equity interests of ParsePort ApS, a Danish limited company (“ParsePort”) for an aggregate cash purchase price of $100 million, subject to customary adjustments as set forth in the Share Purchase Agreement relating to the cash, working capital and indebtedness of ParsePort (the “Transaction”). The Transaction closed simultaneously with the execution of the Share Purchase Agreement.
A portion of the purchase price will be subject to certain covenants to satisfy certain purchase price adjustments and indemnification obligations (if any) of Sellers. The Company also purchased a buy-side representations and warranties insurance policy under which it may seek coverage for breaches of Sellers’ representations and warranties, to supplement indemnity obligations of the Sellers. The representations and warranties insurance policy is subject to certain customary exclusions and deductibles.
The Share Purchase Agreement, the Transaction and the other transactions contemplated by the Share Purchase Agreement have been unanimously approved by the Board of Directors of the Company.
The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement. The Share Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or ParsePort. In particular, the representations and warranties contained in the Share Purchase Agreement were made only for the purposes of the Share Purchase Agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Share Purchase Agreement and should not be relied upon as disclosure of factual information relating to the Company or ParsePort. The Share Purchase Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference.
Section 2 - Financial Information
Item 2.01 - Completion of Acquisition or Disposition of Assets
The information set forth under Item 1.01 above is hereby incorporated into this Item 2.01 by reference.
Section 7 - Regulation FD
Item 7.01 - Regulation FD Disclosure
On April 1, 2022, the Company issued a press release announcing that it had entered into the Share Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
The information contained in Exhibit 99.1 is furnished under this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Section 9 - Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit Number	Description

2.1	Share Purchase Agreement dated as of April 1, 2022 by and among Bimse ApS, Progressisio ApS and the Company

99.1	Press Release, dated April 1, 2022, issued by the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 1st day of April, 2022.

WORKIVA INC.

By:	/s/ Brandon Ziegler
Name:	Brandon Ziegler
Title:	Executive Vice President, Chief Legal and Administrative Officer and Secretary